UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2023 (June 1, 2023)

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive,Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act.  ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2023, Hallador Energy Company held its annual meeting of shareholders in Terre Haute, Indiana.  There was a total of 26,789,398 shares present at the meeting in person or by proxy, representing 80.84% of the total outstanding shares eligible to vote.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are set forth below:

1. Each of the director nominees listed below was elected to serve for a one-year term expiring in 2023:

Nominee	Votes "For"	Votes "Against"	Abstentions or Votes Withheld
Brent K. Bilsland	19,987,108	227,443	8,453
David C. Hardie	18,791,023	649,297	782,684
Steven R. Hardie	18,791,855	649,433	781,716
Bryan H. Lawrence	17,788,174	648,280	1,786,550
David J. Lubar	18,962,208	647,914	612,882
Charles R. Wesley, IV	14,562,323	713,908	4,946,773

2. Approved, on an advisory basis, the named executive officers' compensation:

Votes “For”	Votes “Against”	Abstentions or Votes Withheld
15,620,239	4,502,551	100,214

3. Ratified Grant Thornton, LLP as our independent registered public accountant:

Votes “For”	Votes “Against”	Abstentions or Votes Withheld
26,770,534	8,849	10,015

Item 9.01 – Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Document Name
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2023	By:	/s/LAWRENCE D. MARTIN
Lawrence D. Martin CFO